POWER OF ATTORNEY

      I, the undersigned, hereby constitute and appoint Michael A. Santivasci as my true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for me, and in my name, place and stead, in any and all capacities, to sign any statement to be filed with the U.S. Securities and Exchange Commission (the "SEC") that may be required by Section 16 of the Securities Exchange Act of 1934 (including without limitation Form ID and any other forms or statements that may be required for access codes to file on EDGAR) and any and all amendments thereto and to file the same with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such individual's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: January 29, 2019
/s/ Melissa Ludwig
Melissa Ludwig